UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2019 (June 26, 2019)

HealthStream, Inc.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	000-27701	621443555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 11th Avenue North, Suite 1000, Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615-301-3100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HSTM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 27, 2019, HealthStream, Inc., a Tennessee corporation (the “Company”) announced in a press release that the Company’s chief executive officer, Robert A. Frist, Jr., has contributed approximately $2,000,000 of his personally owned shares of Company common stock to the Company, without any consideration paid to Mr. Frist, for the benefit of approximately 820 HealthStream employees, excluding executive officers.  The press release also announced that the Company has approved the grant of that same number of shares under its 2016 Omnibus Incentive Plan to these employees. It is contemplated that these shares, which will not be subject to any vesting conditions, will be issued in late July 2019.  In addition, the press release announced that Mr. Frist has contributed approximately $200,000 of additional shares to the Company, without any consideration paid to Mr. Frist, which amount is equivalent to the estimated Company costs associated with the equity grants, such as administrative expenses and employer payroll taxes, which will be associated with the grants.  A copy of the press release making this announcement is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1*	Press Release of HealthStream, Inc. dated June 27, 2019.

*	Furnished herewith.

EXHIBIT INDEX

Exhibit No.	Description
99.1*	Press Release of HealthStream, Inc. dated June 27, 2019

*	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 27, 2019	HEALTHSTREAM, INC.

	By:	/s/ Scott A. Roberts
Scott A. Roberts
Interim Chief Financial Officer